Exhibit 10.14

MIPS Technologies, Inc.

AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT

[Employee]

1.   Grant of Option.  The Administrator of the Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Amended and Restated 1998 Long-Term Incentive Plan (the “Plan”), which is incorporated herein by reference.  Subject to Section 10(e) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Stock Option Agreement (the “Option Agreement”) or the Notice of Stock Option Grant, the terms and conditions of the Plan shall prevail.  To the extent not otherwise defined herein, all defined terms in the Notice of Stock Option Grant and this Option Agreement shall have the same meaning as set forth in the Plan.  Any dispute regarding the interpretation of this Option Agreement or the Notice of Stock Option Grant shall be submitted to the Plan Administrator for resolution.  The resolution by the Plan Administrator shall be final and binding on all parties.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  Nevertheless, to the extent that the Option exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Non-Qualified Stock Option (“NSO”).

2.   Exercise of Option.

(a)   Right to Exercise.  This Option shall be exercisable during its term to the extent vested pursuant to the Vesting Schedule set out in the Notice of Stock Option Grant and in accordance with the applicable provisions of the Plan and this Option Agreement.

(b)   Method of Exercise.  This Option shall be exercisable either by (i) any electronic exercise method prescribed by the Company or (ii) delivery of an exercise notice in a  form satisfactory to the Company, an example of which is attached as Exhibit A (the “Exercise Notice”).  Any exercise notice shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company.

The Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with this Option Agreement) from the Optionee (or other person entitled to exercise the Option), (ii) full payment for the Shares with respect to which the Option is exercised, (iii) payment of any required tax withholding; and (iv) any other documents required by this Option Agreement or the Exercise Notice.  Full payment may consist of any consideration and method of payment permitted by this Option Agreement.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee and permitted under applicable laws, in the name of the Optionee and his or her spouse.

Amended and Restated 1998 LTIP Stock Option Agreement US Employees April 2010

Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10(c) of the Plan.

Exercise of this Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(c)   Legal Compliance. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company.

(d)   Vesting Acceleration.  If, within twenty-four (24) months after the consummation of a Change in Control, either (a) the Optionee’s Continuous Service is terminated by the Company (or any Related Entity employing or retaining Optionee) without Cause or (b) the Optionee terminates Optionee’s Continuous Service for Good Reason, then this Option shall vest on an accelerated basis so that this Option is fully vested and exercisable as of the date of such termination.

3.   Term.  Optionee may not exercise the Option before the commencement of its term or after its term expires.  During the term of the Option, Optionee may only exercise the Option to the extent vested.  The term of the Option commences on the Date of Grant and expires upon the earliest of the following:

(a)   With respect to the unvested portion of the Option, upon termination of Optionee’s Continuous Service, except in the event of Optionee’s Disability or death (because, upon Disability or death, the unvested portion of the Option accelerates pursuant to Section 6(b)(iv)(B) of the Plan);

(b)   With respect to the vested portion of the Option, three (3) months after the termination of Optionee’s Continuous Service for any reason other than Optionee’s Disability or death;

(c)   With respect to the vested portion of the Option, twelve (12) months after the termination of Optionee’s Continuous Service due to Optionee’s Disability or death;

(d)   Immediately prior to the close of certain Corporate Transactions, pursuant to Section 9 of the Plan; or

(e)   The day before the seventh (7th) anniversary of the Date of Grant.

Amended and Restated 1998 LTIP Stock Option Agreement US Employees April 2010

Notwithstanding the foregoing, if the Optionee's Continuous Service terminates as provided in this Section 3, excluding any termination under Sections 3(d) or 3(e), and the Optionee is precluded either by federal or state securities laws from receiving the Shares upon the exercise of the Optionee's Option, so that the Optionee has less than thirty (30) days during the period from the termination of Optionee's Continuous Service to the expiration of the Option in which the Optionee would be permitted under federal or state securities laws to exercise the Option and be issued the Shares, then the period for exercising this Option following the termination of Optionee's Continuous Service shall automatically be extended so that the Optionee has a period of up to thirty (30) continuous days in which to exercise the Optionee's Option measured from the date the Company may legally issue the Shares subject to the Option to Optionee. In no event shall the Option be exercisable after the seventh (7th) anniversary of the Date of Grant. The determination of whether the Company is precluded by federal or state securities laws from issuing the Shares upon the exercise of the Option shall be made by the Plan Administrator and such determination shall be final, binding and conclusive.

4.   Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)   cash or check;

(b)   subject to the Company’s approval at the time of exercise, consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

(c)   in the Company’s sole discretion at the time the Option is exercised, by cancellation of a number of the Shares to be issued upon the exercise, where such cancelled number equals the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price.  With respect to any remaining balance of the aggregate exercise price, Optionee may either pay by cash pursuant to Section 4(a) or through a broker assisted exercise pursuant to Section 4(b).  The Shares used to pay the exercise price of this Option under this “net exercise” provision will be considered to have resulted from the exercise of this Option, and accordingly, this Option will not again be exercisable with respect to such shares, as well as any shares actually delivered to Optionee.

(d)   subject to the Company’s approval at the time of exercise, by delivery of already-owned Shares either that Optionee have held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that Optionee did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise.  “Delivery” for these purposes, in the sole discretion of the Company at the time Optionee exercise the Option, shall include delivery to the Company of Optionee’s attestation of ownership of such shares of Common Stock in a form approved by the Company.  Notwithstanding the foregoing, Optionee may not exercise Optionee’s Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(e)   any combination of the foregoing.

Amended and Restated 1998 LTIP Stock Option Agreement US Employees April 2010

5.   Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6.   Tax Obligations.

(a)   Tax Consequences.  Optionee has reviewed with Optionee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Optionee understands that Optionee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)   Withholding Taxes.  At any time after the grant of this Option, as requested by the Company, Optionee hereby authorizes withholding from payroll and any other amounts payable to Optionee, including Shares deliverable pursuant to this Option, and otherwise agrees to make adequate provision for, any sums required to satisfy the minimum federal, state, local and foreign tax withholding obligations of the Company (or any Related Entity employing or retaining Optionee), which arise in connection with the Option.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

The Company, in its sole discretion, and in compliance with any Applicable Laws, may withhold from fully vested Shares otherwise deliverable to Optionee upon the exercise of the Option a number of whole Shares having a Fair Market Value, as determined by the Company as of the date the Optionee recognizes income with respect to those Shares, not in excess of the amount of minimum tax required to be withheld by law (or such other amount as may be necessary to avoid adverse financial accounting treatment).  Any adverse consequences to Optionee arising in connection with such Common Stock withholding procedure shall be the Optionee’s sole responsibility.

(c)   Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

7.   Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and

Amended and Restated 1998 LTIP Stock Option Agreement US Employees April 2010

Optionee.  This agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

8.   Venue. All disputes, controversies, claims, actions or causes of action arising out of this Option Agreement between the parties hereto shall be brought, heard and adjudicated by the state and federal courts located in the State of California, with venue in the County of Santa Clara. Each of the parties hereto hereby consents to personal jurisdiction by such courts located in the State of California in connection with any such dispute, controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by federal law or the law of the State of California, as applicable.

9.   No Guarantee of Continued Service.  Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (or any Related Entity employing or retaining optionee) (not through the act of being hired, being granted this Option or acquiring shares hereunder).  Optionee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere in any way with Optionee’s right or the company’s right to terminate Optionee’s relationship as a Service Provider at any time, with or without cause.

10.   No Restriction On Right Of Company To Effect Corporate Changes. This Option and the Notice of Stock Option Grant and the Option Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issuance of stock or of stock options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions

Amended and Restated 1998 LTIP Stock Option Agreement US Employees April 2010

arising under the Plan or this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Amended and Restated 1998 LTIP Stock Option Agreement US Employees April 2010

EXHIBIT A

MIPS Technologies, Inc.
AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN
EXERCISE NOTICE

MIPS Technologies, Inc.
955 East Arques Ave.
Sunnyvale, CA 94085

Attention:
1.   Exercise of Option.  Effective as of today, _____________, _____, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) to purchase _________ shares of the Common Stock (the “Shares”) of MIPS Technologies, Inc. (the “Company”) under and pursuant to the amended and restated 1998 Long-Term Incentive Plan (the “Plan”) and the Stock Option Agreement dated ____________, ____ (the “Option Agreement”).

2.   Delivery of Payment and Required Documents.  Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.  In addition, Optionee delivers any other documents required by the Company.

3.   Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.   Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 10 of the Plan.

5.   Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.   Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set

Amended and Restated 1998 LTIP Stock Option Agreement US Employees April 2010
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forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

7.   Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Administrator shall be final and binding on all parties.  To the extent not otherwise defined herein, all defined terms in the Exercise Notice shall have the same meaning as set forth in the Plan and the Option Agreement.

8.   Governing Law; Severability.  This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of Delaware.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Option Agreement will continue in full force and effect.

9.   Venue. All disputes, controversies, claims, actions or causes of action arising out of this Exercise Notice between the parties hereto shall be brought, heard and adjudicated by the state and federal courts located in the State of California, with venue in the County of Santa Clara. Each of the parties hereto hereby consents to personal jurisdiction by such courts located in the State of California in connection with any such dispute, controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by federal law or the law of the State of California, as applicable.

10.   Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  This Exercise Notice and the Plan, the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Optionee	MIPS Technologies, Inc.

Signature	By

Print Name	Title

Residence Address

Amended and Restated 1998 LTIP Stock Option Agreement US Employees April 2010

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